Exhibit 21

                           Subsidiaries of the Company

     Subsidiary                                  Jurisdiction of Organization
     ----------                                  ----------------------------
Anaren Microwave, Inc.                                  Delaware
Anaren Ceramics, Inc.                                   New Hampshire
Anaren GP, Inc.                                         New York
Anaren Communications Suzhou Company, Ltd.              China
Anaren Properties LLC                                   New Hampshire
RF Power Components, Inc.                               New York